EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Christopher J. Paucek, certify that:

1.                                      I have reviewed this Quarterly Report on Form 10-Q/A of 2U, Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 16, 2016	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer